Exhibit 99.2

Cephalon Mourns the Passing of

Founder, Chairman and CEO, Frank Baldino Jr., Ph.D.

Frazer, PA — December 17, 2010 — Cephalon, Inc. (Nasdaq: CEPH) is sad to announce today that its founder, Chairman and Chief Executive Officer, Frank Baldino, Jr., Ph.D. passed away Thursday evening, December 16, 2010.  A pioneer in the biotechnology industry, he was an inspirational leader who will be sorely missed.  The Cephalon organization mourns his passing and extends its sympathies to the entire Baldino family.

Media Contacts:

Cephalon:
Fritz Bittenbender
Vice President, Public Affairs
T: 610-883-5855
C: 610-457-7041
fbittenb@cephalon.com

Chip Merritt
Vice President, Investor Relations
T: 610-738-6376
cmerritt@cephalon.com